                                                                    EXHIBIT 1(c)

            SECURITY CAPITAL REAL ESTATE MUTUAL FUNDS INCORPORATED
            ------------------------------------------------------

                            ARTICLES SUPPLEMENTARY


          Security Capital Real Estate Mutual Funds Incorporated, a Maryland corporation (the "Corporation"), registered as an open-end company under the Investment Company Act of 1940 (the "1940 Act"), hereby certifies to the State Department of Assessments and Taxation of Maryland, pursuant to Section 2-208.1 of the Maryland General Corporation Law, that:

          FIRST:  The total number of shares of stock that the Corporation has
          -----
authority to issue is hereby increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law to 200,000,000. Under a power contained in Article Fifth of the charter of the Corporation, the Board of Directors of the Corporation, by resolutions duly adopted, classified and designated 50,000,000 shares of the newly authorized shares of stock of the Corporation as Security Capital Real Estate Arbitrage Shares, $.01 par value per share (the "Arbitrage Shares"), 50,000,000 shares of the newly authorized shares of stock of the Corporation as Security Capital European Real Estate Shares, $.01 par value per share (the "European Shares"), and 50,000,000 shares of the newly authorized shares of stock of the Corporation as Security Capital Asia/Pacific Real Estate Shares, $.01 par value per share (the "Asia/Pacific Shares").

          SECOND:  The total number of shares of stock which the Corporation
          ------
had authority to issue immediately prior to these Articles Supplementary was 50,000,000, all of which are common shares, $.01 par value per share, having an aggregate par value of $500,000.

          THIRD:  The total number of shares of stock which the Corporation has
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authority to issue pursuant to these Articles Supplementary is 200,000,000, consisting of 50,000,000 common shares, $.01 par value per share, 50,000,000 Security Capital Real Estate Arbitrage Shares, $.01 par value per share, 50,000,000 Security Capital European Real Estate Shares, $.01 par value per share, and 50,000,000 Security Capital Asia/Pacific Real Estate Shares, $.01 par value per share, having an aggregate par value of $2,000,000.

          FOURTH:  The preferences, conversion and other rights, voting powers,
          ------
restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of

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redemption of the Arbitrage Shares, which upon any restatement of the charter of the Corporation shall become part of Article Fifth of the charter (with any necessary or appropriate changes to the enumeration or lettering thereof), are set forth below:


                 SECURITY CAPITAL REAL ESTATE ARBITRAGE SHARES

          1.  Voting.
              ------

                a. The holders of Arbitrage Shares shall be entitled to one vote per share on all matters to be voted upon by stockholders of the Corporation.

                b. All holders of Arbitrage Shares shall vote as a single class except with respect to any matter which affects only one or more classes of shares, in which case only the holders of the shares of the class or classes affected shall be entitled to vote.

                c. None of the holders of Arbitrage Shares shall have cumulative voting rights.

          2.  Dividends and Distributions.
              ---------------------------

          The holders of Arbitrage Shares shall be entitled to dividends if, as and when authorized by the Board of Directors.

          3.  Liquidation.  On dissolution and liquidation of the Corporation,
              -----------
whether voluntary or involuntary, the holders of Arbitrage Shares shall be entitled to receive, together with holders of all other shares of stock of the Corporation, pro rata, any remaining assets of the Corporation. The Board of Directors may distribute in kind to the holders of the shares of such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or entity or any combination thereof, and may sell all or any part of the consideration so received and may distribute the consideration received or any balance or proceeds thereof to holders of the shares. The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation (unless in connection therewith the dissolution or liquidation of the Corporation is specifically approved), or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be

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deemed to be a dissolution or liquidation of the Corporation for the purpose of this Section 3.

          4.  Redemption.
              ----------

          (a) Each holder of Arbitrage Shares may require the Corporation to redeem all or any Arbitrage Shares owned by that holder, upon request to the Corporation or its designated agent, at the net asset value of the shares of Arbitrage Shares next determined following receipt of the request in a form approved by the Corporation and accompanied by surrender of the certificate or certificates for the shares, if any. The Board of Directors may establish procedures for redemption of Arbitrage Shares. The right of a holder of Arbitrage Shares redeemed by the Corporation to receive dividends thereon and all other rights with respect to the shares shall terminate at the time as of which the redemption price has been determined, except the right to receive the redemption price and any dividend or distribution to which that holder had become entitled as the record stockholder on the record date for that dividend.

          (b) Except as provided in the next sentence of this paragraph (b), Arbitrage Shares hereafter issued which are redeemed, exchanged, or otherwise acquired by the Corporation shall return to the status of authorized and unissued shares of such class. Upon the redemption, exchange, or other acquisition by the Corporation of all outstanding Arbitrage Shares hereafter issued, such shares shall return to the status of authorized and unissued shares without designation as to class and all provisions of the charter relating to such class (including, without limitation, any articles supplementary or other provision of the charter establishing or fixing the rights and preferences of such class), shall cease to be of further effect and shall cease to be a part of the charter.

          (c) The determination as to any of the following matters made by or pursuant to the direction of the Board of Directors consistent with the charter and in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of duties shall be final and conclusive and shall be binding upon the Corporation and every holder of Arbitrage Shares. The amount of the obligations, liabilities and expenses of each class of the Corporation; the amount of the net income of each class of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends or other distributions on each class; the amount of paid-in surplus, other surplus, annual or other net profits or net assets in excess of capital or undivided profits of each class; the amount, purpose, time of creation, increase or decrease,

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alteration or cancellation of any reserves or charges and the propriety thereof
(whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the market value, or any sale, bid or asked price to be applied in determining the market value, of any security owned or held by the Corporation; the fair value of any other asset owned by the Corporation; the number of shares of each class of the Corporation issued or issuable; any matter relating to the acquisition, holding and disposition of securities and other assets by the Corporation; and any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of any securities.

          (d) Payment for Arbitrage Shares redeemed by the Corporation shall be made by the Corporation within seven business days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the stockholders to redeem Arbitrage Shares and may postpone the right of those holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

          5.  Preemptive Rights.  No stockholder shall be entitled to any
              -----------------
preemptive right other than as the Board of Directors may specifically establish.

          6.  Charges and Expenses.  The Arbitrage Shares may be subject to such
              --------------------
charges and expenses (including by way of example, but not by way of limitation, redemption fees, administration plans, service plans, or other plans or arrangements, however designated) as may be adopted from time to time by the Board of Directors in accordance, to the extent applicable, with the 1940 Act which charges and expenses may differ within a class or from those applicable to another class, and all of the charges and expenses to which a class is subject shall be borne by such class and shall be appropriately reflected (in the manner determined by the Board of Directors in the resolution or resolutions providing for the issuance of such class or otherwise) in determining the net asset value and the amounts payable with respect to dividends and distributions on and redemptions or liquidations of, such class. Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that Arbitrage Shares shall be convertible (automatically, optionally or

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otherwise) into shares of one or more other classes in accordance with such requirements and procedures as may be established by the Board of Directors.

          FIFTH:  The preferences, conversion and other rights, voting powers,
          -----
restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the European Shares, which upon any restatement of the charter of the Corporation shall become part of Article Fifth of charter (with any necessary or appropriate changes to the enumeration or lettering thereof), are set forth below:

                  SECURITY CAPITAL EUROPEAN REAL ESTATE SHARES

               1.  Voting.
                   ------

                   a. The holders of European Shares shall be entitled to one vote per share on all matters to be voted upon by stockholders of the Corporation.

                   b. All holders of European Shares shall vote as a single class except with respect to any matter which affects only one or more classes of shares, in which case only the holders of the shares of the class or classes affected shall be entitled to vote.

                   c. None of the holders of European Shares shall have cumulative voting rights.

               2.  Dividends and Distributions.
                   ---------------------------

          The holders of European Shares shall be entitled to dividends if, as and when authorized by the Board of Directors.

               3.  Liquidation.  On dissolution and liquidation of the
                   -----------
Corporation, whether voluntary or involuntary, the holders of European Shares shall be entitled to receive, together with holders of all other shares of stock of the Corporation, pro rata, any remaining assets of the Corporation. The Board of Directors may distribute in kind to the holders of the shares of such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or entity or any combination thereof, and may sell all or any part of the consideration so received and may distribute the consideration received or any balance or proceeds thereof to holders of the shares. The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation (unless in connection therewith the

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dissolution or liquidation of the Corporation is specifically approved), or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution or liquidation of the Corporation for the purpose of this Section 3.

               4.  Redemption.
                   ----------

                   (a) Each holder of European Shares may require the Corporation to redeem all or any European Shares owned by that holder, upon request to the Corporation or its designated agent, at the net asset value of the shares of European Shares next determined following receipt of the request in a form approved by the Corporation and accompanied by surrender of the certificate or certificates for the shares, if any. The Board of Directors may establish procedures for redemption of European Shares. The right of a holder of European Shares redeemed by the Corporation to receive dividends thereon and all other rights with respect to the shares shall terminate at the time as of which the redemption price has been determined, except the right to receive the redemption price and any dividend or distribution to which that holder had become entitled as the record stockholder on the record date for that dividend.

                   (b) Except as provided in the next sentence of this paragraph (b), European Shares hereafter issued which are redeemed, exchanged, or otherwise acquired by the Corporation shall return to the status of authorized and unissued shares of such class. Upon the redemption, exchange, or other acquisition by the Corporation of all outstanding European Shares hereafter issued, such shares shall return to the status of authorized and unissued shares without designation as to class and all provisions of the charter relating to such class (including, without limitation, any articles supplementary or other provision of the charter establishing or fixing the rights and preferences of such class), shall cease to be of further effect and shall cease to be a part of the charter.

                   (c) The determination as to any of the following matters made by or pursuant to the direction of the Board of Directors consistent with the charter and in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of duties shall be final and conclusive and shall be binding upon the Corporation and every holder of European Shares. The amount of the obligations, liabilities and expenses of each class of the Corporation; the amount of the net income of each class of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends or

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other distributions on each class; the amount of paid-in surplus, other surplus, annual or other net profits or net assets in excess of capital or undivided profits of each class; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the market value, or any sale, bid or asked price to be applied in determining the market value, of any security owned or held by the Corporation; the fair value of any other asset owned by the Corporation; the number of shares of each class of the Corporation issued or issuable; any matter relating to the acquisition, holding and disposition of securities and other assets by the Corporation; and any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of any securities.

                   (d) Payment for European Shares redeemed by the Corporation shall be made by the Corporation within seven business days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the stockholders to redeem European Shares and may postpone the right of those holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

               5.  Preemptive Rights.  No stockholder shall be entitled to any
                   -----------------
preemptive right other than as the Board of Directors may specifically establish.

               6.  Charges and Expenses.  The European Shares may be subject to
                   --------------------
such charges and expenses (including by way of example, but not by way of limitation, redemption fees, administration plans, service plans, or other plans or arrangements, however designated) as may be adopted from time to time by the Board of Directors in accordance, to the extent applicable, with the 1940 Act which charges and expenses may differ within a class or from those applicable to another class, and all of the charges and expenses to which a class is subject shall be borne by such class and shall be appropriately reflected (in the manner determined by the Board of Directors in the resolution or resolutions providing for the issuance of such class or otherwise) in determining the net asset value and the amounts payable with respect to dividends and distributions on and redemptions or liquidations of, such class. Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that European Shares shall be convertible (automatically, optionally or otherwise) into shares of one or more other classes in accordance with such requirements and procedures as may be established by the Board of Directors.

          SIXTH:  The preferences, conversion and other rights, voting powers,
          -----
restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Asia/Pacific Shares, which upon any restatement of the charter of the Corporation shall become part of Article Fifth of the charter (with any necessary or appropriate changes to the enumeration or lettering thereof), are set forth below:

                SECURITY CAPITAL ASIA/PACIFIC REAL ESTATE SHARES

               1.  Voting.
                   ------

                   a. The holders of Asia/Pacific Shares shall be entitled to one vote per share on all matters to be voted upon by stockholders of the Corporation.

                   b. All holders of Asia/Pacific Shares shall vote as a single class except with respect to any matter which affects only one or more classes of shares, in which case only the holders of the shares of the class or classes affected shall be entitled to vote.

                   c. None of the holders of Asia/Pacific Shares shall have cumulative voting rights.

               2.  Dividends and Distributions.
                   ---------------------------

          The holders of Asia/Pacific Shares shall be entitled to dividends if, as and when authorized by the Board of Directors.

               3.  Liquidation.  On dissolution and liquidation of the
                   -----------
Corporation, whether voluntary or involuntary, the holders of Asia/Pacific Shares shall be entitled to receive, together with holders of all other shares of stock of the Corporation, pro rata, any remaining assets of the Corporation. The Board of Directors may distribute in kind to the holders of the shares of such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or entity or any combination thereof, and may sell all or any part of the consideration so received and may distribute the consideration received or any balance or proceeds thereof to holders of the shares. The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation (unless in connection therewith the dissolution or liquidation of the Corporation is specifically approved), or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution or liquidation of the Corporation for the purpose of this Section 3.

               4.  Redemption.
                   ----------

                   (a) Each holder of Asia/Pacific Shares may require the Corporation to redeem all or any Asia/Pacific Shares owned by that holder, upon request to the Corporation or its designated agent, at the net asset value of the shares of Asia/Pacific Shares next determined following receipt of the request in a form approved by the Corporation and accompanied by surrender of the certificate or certificates for the shares, if any. The Board of Directors may establish procedures for redemption of Asia/Pacific Shares. The right of a holder of Asia/Pacific Shares redeemed by the Corporation to receive dividends thereon and all other rights with respect to the shares shall terminate at the time as of which the redemption price has been determined, except the right to receive the redemption price and any dividend or distribution to which that holder had become entitled as the record stockholder on the record date for that dividend.

                   (b) Except as provided in the next sentence of this paragraph (b), Asia/Pacific Shares hereafter issued which are redeemed, exchanged, or otherwise acquired by the Corporation shall return to the status of authorized and unissued shares of such class. Upon the redemption, exchange, or other acquisition by the Corporation of all outstanding Asia/Pacific Shares hereafter issued, such shares shall return to the status of authorized and unissued shares without designation as to class and all provisions of the charter relating to such class (including, without limitation, any articles supplementary or other provision of the charter establishing or fixing the rights and preferences of such class), shall cease to be of further effect and shall cease to be a part of the charter.

                   (c) The determination as to any of the following matters made by or pursuant to the direction of the Board of Directors consistent with the charter and in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of duties shall be final and conclusive and shall be binding upon the Corporation and every holder of Asia/Pacific

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

Shares. The amount of the obligations, liabilities and expenses of each class of the Corporation; the amount of the net income of each class of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends or other distributions on each class; the amount of paid-in surplus, other surplus, annual or other net profits or net assets in excess of capital or undivided profits of each class; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the market value, or any sale, bid or asked price to be applied in determining the market value, of any security owned or held by the Corporation; the fair value of any other asset owned by the Corporation; the number of shares of each class of the Corporation issued or issuable; any matter relating to the acquisition, holding and disposition of securities and other assets by the Corporation; and any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of any securities.

                   (d) Payment for Asia/Pacific Shares redeemed by the Corporation shall be made by the Corporation within seven business days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the stockholders to redeem Asia/Pacific Shares and may postpone the right of those holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

          5.  Preemptive Rights.  No stockholder shall be entitled to any
              -----------------
preemptive right other than as the Board of Directors may specifically establish.

          6.  Charges and Expenses.  The Asia/Pacific Shares may be subject to
              --------------------
such charges and expenses (including by way of example, but not by way of limitation, redemption fees, administration plans, service plans, or other plans or arrangements, however designated) as may be adopted from time to time by the Board of Directors in accordance, to the extent applicable, with the 1940 Act which charges and expenses may differ within a class or from those applicable to another class, and all of the charges and expenses to which a class is subject shall be borne by such class and shall be appropriately reflected

(in the manner determined by the Board of Directors in the resolution or resolutions providing for the issuance of such class or otherwise) in determining the net asset value and the amounts payable with respect to dividends and distributions on and redemptions or liquidations of, such class. Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that Asia/Pacific Shares shall be convertible (automatically, optionally or otherwise) into shares of one or more other classes in accordance with such requirements and procedures as may be established by the Board of Directors.

          SEVENTH:  These Articles Supplementary have been approved by the Board
          -------
of Directors in the manner and by the vote required by law.

          EIGHTH:  These Articles Supplementary shall become effective on June
          ------
30, 1998 at 9:00 a.m., e.d.t.

          NINTH:  The undersigned President of the Corporation acknowledges
          -----
these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.



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                                      -11-
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          IN WITNESS WHEREOF, the Corporation has caused these Articles
Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this _____ day of ____________, 1998.

ATTEST:                         SECURITY CAPITAL REAL ESTATE MUTUAL
                                FUNDS INCORPORATED



                                By:                         (SEAL)
-------------------------          -------------------------
Jeffrey C. Nellessen               Anthony Manno Jr.
Vice President,                    Chairman of the Board and
Secretary and Treasurer            President

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